UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2018, the Company entered into an amended and restated employment agreement with each of Gary L. Carano, Thomas R. Reeg and Anthony L. Carano (the “Amended Agreements”). Each of the Amended Agreements is generally consistent with the applicable executive’s existing employment agreement and reflects the executive’s current compensation and change in control benefits.

The foregoing description is not a complete description of the Amended Agreements and is qualified in its entirety by reference to the full text of each Amended Agreement, copies of which are attached hereto as Exhibits and incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of January 17, 2018, by and between Eldorado Resorts, Inc. and Gary Carano

10.2	Amended and Restated Employment Agreement, dated as of January 17, 2018, by and between Eldorado Resorts, Inc. and Thomas Reeg

10.3	Amended and Restated Employment Agreement, dated as of January 17, 2018, by and between Eldorado Resorts, Inc. and Anthony Carano

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: January 22, 2018	By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Chief Executive Officer